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                                                                    Exhibit (e)

                             UNDERWRITING AGREEMENT

                               ING PARTNERS, INC.

THIS AGREEMENT, is entered into as of the ____ day of _________, 2003, by and between ING Financial Advisers, LLC) ("IFA"), a Delaware limited liability company, and ING Partners, Inc. (the "Fund").

WHEREAS, the Fund is an open-end management investment company registered with the Securities and Exchange Commission ("Commission") under the Investment Company Act of 1940 ("1940 Act") and is authorized to issue shares of distinct investment portfolios; and

WHEREAS, the Fund has registered the shares of its common stock ("Shares") in its Portfolios for offer and sale to the public under the Securities Act of 1933, as amended; and

WHEREAS, the Fund offers the separate portfolios listed on the attached Schedule A ("Initial Portfolios") and the Company may, from time to time, offer shares representing interests in one or more additional portfolios ("Additional Portfolios", referred to collectively with the Initial Portfolios as the "Portfolios"); and

WHEREAS, the Fund, on behalf of its Portfolios, wishes to retain IFA, and IFA is willing to act, as principal underwriter in connection with the offer and sale of the Shares;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT OF UNDERWRITER. The Fund hereby appoints IFA and IFA hereby accepts appointment as underwriter in connection with the distribution of the Shares. The Fund authorizes IFA to solicit orders for the purchase of the Shares as set forth in the Registration Statement on Form N-1A currently effective with the Commission. It is understood that the Shares are offered only to variable annuity and variable life insurance separate accounts, qualified pension and retirement plans outside the separate account context and certain investment advisers or their affiliates.

2. COMPENSATION. IFA shall receive no separate compensation for providing services under this Agreement. It is understood that the compensation IFA receives in connection with the issuance of the variable annuity contracts, variable life policies or products outside the separate account context shall be the only consideration it receives for serving as underwriter hereunder.

3. IFA EXPENSES. IFA shall be responsible for any costs of printing and distributing prospectuses and statements of additional information necessary to offer and sell the Shares to prospective shareholders, and such other sales literature, reports, forms and advertisements as it elects to prepare, provided such materials comply with the applicable provisions of federal and state law.

4. FUND EXPENSES. The Fund shall be responsible for the costs of registering the Shares with the Commission and for the costs of preparing, prospectuses, statements of additional information, periodic fund reports and such other documents as are required to maintain the registration of the Shares with the Commission. The Fund shall be responsible for the printing and distribution of such documents to existing shareholders.

5. SHARE CERTIFICATES.  The Fund shall not issue certificates representing
Shares.

6. STATUS OF UNDERWRITER AND OTHER PERSONS. IFA is an independent contractor and shall be agent for the Fund only in respect to the sale and redemption of the Shares. Any person, even though also an officer, director, employee or agent of IFA, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of IFA even though paid by IFA.

7. NONEXCLUSIVITY. The services of IFA to the Fund under this Agreement are not to be deemed exclusive, and IFA shall be free to render similar services or other services to others and to engage in other activities related or unrelated to those provided under this Agreement.

8. TERM. This Agreement shall become effective with respect to each Initial Portfolio on the date of its execution and with respect to any Additional Portfolios, on the later of the date Schedule A is amended to reflect such Additional Portfolio or the date of the commencement of operations of the Additional Portfolios.

Unless terminated in accordance with Section 10 below, this Agreement shall remain in full force and effect through November 30, 2002 with respect to each Initial Portfolio and, with respect to each Additional Portfolio, for two years from the date on which such Portfolio becomes a Portfolio hereunder.

9. RENEWAL. Following the expiration of its initial term with respect to a Portfolio, this Agreement shall continue in full force and effect for periods of one year thereafter, provided that such continuance is specifically approved at least annually by the Fund's Board of Directors, or by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and approved by vote of a majority of Directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Fund or of IFA, cast in person at a meeting called for the purpose of voting on such approval. This Agreement will automatically terminate in the event of its assignment.

10.. TERMINATION. Notwithstanding, the foregoing, this Agreement may be terminated with respect to a Portfolio at any time, by either party, without the payment of any penalty, on sixty (60) days' written notice to the other party.

11. LIABILITY OF IFA. IFA shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, to the extent that such losses resulted from an act or omission on the part of IFA or its officers, directors or employees in carrying out its duties hereunder, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by IFA of its duties under this Agreement.

12. AMENDMENTS. This Agreement may be amended or changed with respect to a Portfolio only by an instrument in writing signed by both parties.

13. APPROVAL, AMENDMENT OR TERMINATION. Any approval, amendment or termination of this Agreement with respect to a Portfolio will not require the approval of any other Portfolio or the approval of a majority of the outstanding voting securities of the Fund, unless such approval is required by applicable law.

14. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Connecticut and the 1940 Act. To the extent that the applicable laws of the State of Connecticut conflict with the applicable provisions of the 1940 Act, however, the latter shall control.

15. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

         if to the Fund or IFA:

         151 Farmington Avenue, TS31
         Hartford, Connecticut  06156
         Fax number: 860/723-3413

16. QUESTIONS OF INTERPRETATION. This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, release or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule, release or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the date first written above.


ING FINANCIAL ADVISERS, LLC                ING PARTNERS, INC.


By:                                        By:
    ---------------------------                ---------------------------------

Name:                                      Name: Laurie M. Tillinghast
      -------------------------                  -------------------------------

Title:                                     Title: President
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                                   Schedule A
                        Portfolios of ING Partners, Inc.

                     Initial Portfolios
                     o ING Alger Growth Portfolio
                     o ING Alger Aggressive Growth Portfolio
                     o ING American Century Small Cap Value Portfolio
                     o ING Baron Small Cap Growth Portfolio
                     o ING DSI Enhanced Index Portfolio
                     o ING Goldman Sachs Capital Growth Portfolio
                     o ING JP Morgan Fleming International Portfolio
                     o ING JP Morgan Mid Cap Value Portfolio
                     o ING MFS Capital Opportunities Portfolio
                     o ING MFS Global Growth Portfolio
                     o ING MFS Research Equity Portfolio
                     o ING OpCap Balanced Value Portfolio
                     o ING PIMCO Total Return Portfolio
                     o ING Salomon Brothers Aggressive Growth Portfolio
                     o ING Salomon Brothers Investors Value Portfolio
                     o ING Salomon Brothers Fundamental Value Portfolio
                     o ING T. Rowe Price Growth Equity Portfolio
                     o ING UBS Tactical Asset Allocation Portfolio
                     o ING Van Kampen Comstock Portfolio
                     o
                     Additional Portfolios
                     o [ING Alger Capital Appreciation Portfolio]
                     o [ING Goldman Sachs(R)Core Equity Portfolio]

Dated:
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